                                                                         EX10.23

================================================================================
                                  CONTINENTAL
                                    CAPITAL
                                   & EQUITY
                                  CORPORATION
================================================================================


                            195 Wekiva Springs Road
                                   Suite 200
                            Longwood, Florida 32779
                                     PHONE
                                (407) 682-2001
                                      FAX
                                (407) 682-2544

August 13, 1998

Mr. Fredric Rittereiser
ASHTON TECHNOLOGY GROUP, INC.
1900 Market Street
Suite 701
Philadelphia, Pennsylvania

RE:  LETTER OF UNDERSTANDING-AMENDMENT OF CLIENT SERVICE AGREEMENT

Dear Fred:

This letter shall serve to amend the Client Service Agreement (CSA), dated February 20, 1998, between Continental Capital & Equity Corporation (CCEC) and Ashton Technology Group, Inc. (the "Company"). Specifically, CCEC agrees to amend fees and expenses due CCEC from the Company, as originally defined in
Section 4 of the CSA, as follows:

In consideration of services performed under the CSA and new consideration provided to CCE by the Company in accordance with the Letter Agreement between CCEC and the Company, dated August 13, 1998, CCEC agrees to waive payment of the monthly retainer fee of $15,000 for the months of September, 1998; October, 1998; November, 1998 and December 1998. Further, the monthly retainer fee due under the CSA for the months of January, 1999; February 1999 and March 1999 shall be reduced from $15,000 to $5,000.

In addition, CCEC agrees to waive the payment of $100,00 cash bonus due CCEC by the Company upon the Company achieving a listing of the AMEX.

All other compensation considerations due CCEC by the Company as defined in the CSA remain unchanged.

If this is also your understanding, please so indicate by signing the space provided below.

Best Regards,
CONTINENTAL CAPITAL & EQUITY CORPORATION

/s/ Dodi B. Zirkle

Dodi B. Zirkle
Vice President

Agreed and accepted on this 13th day of August, 1998.


/s/ Fredric Rittereiser
------------------------
Fredric Rittereiser, Chairman and CEO
Ashton Technology Group, Inc.

                            ======================
                                  CONTINENTAL
                                   CAPITAL
                                   & EQUITY
                                  CORPORATION
                            ======================




                           195 Wekiva Springs Road
                                   Suite 200
                            Longwood, Florida 32779
                                    PHONE
                                (407) 682-2001
                                      FAX
                                (407) 682-2544

13 August 1998

Mr. Fredric W. Rittereiser
President & Chief Executive Officer
The Ashton Technology Group, Inc.
1700 Market Street, Suite 701
Philadelphia PA 19103

Dear Fred:

This will confirm the understanding and agreement (the "Agreement") between Continental Capital & Equity Corporation and its affiliates ("CCEC") and the Ashton Technology Group, Inc. and its affiliates (the "Company") as follows:

1. The Company hereby engages CCEC as an advisor in connection with the exploration of certain strategic and financial alternatives available to the Company's subsidiary, the Electronic Market Center, Inc. ("eMC").

2.   CCEC hereby accepts the engagement and in that connection agrees to:

     (a) become fully familiar with the business, operations, properties, financial condition, prospects and management philosophy of the eMC;

     (b) advise and assist the management of the Company and eMC in evaluating certain strategic and financial alternatives available to eMC; and

     (c) assist the Company and eMC in establishing the market acceptance of eMC through identifying and assisting in entering into agreements with users of eMC.

3. The Company shall furnish, or cause to be furnished, to CCEC all information requested by CCEC for the purpose of rendering services hereunder (all such information being "Information"). All Information provided to CCEC hereunder, to the extent of such information is not available, will be kept confidential and be subject to a separate Confidentiality Agreement. In addition, the Company agrees to make available to CCEC upon request from time to time the Company's officers, directors, accountants counsel and other advisors. The Company recognizes and confirms that CCEC: (a) will use and rely on the Information and on information available from generally recognized public sources in performing the services contemplated by this Letter Agreement without having independently verified the same; (b) does not assume responsibility for the accuracy or completeness of the Information and such other information; and
(c) will not make an appraisal of any of the assets or liabilities (contingent or otherwise) of the Company.

4. The term of CCEC's engagement hereunder as an advisor to the Company shall extend from the date hereof through August 31, 1999. It is understood that this engagement is an initial engagement and is renewable with the consent of both the Company and CCEC. Subject to the provisions of paragraphs 4 and 5 through 11, which shall survive any termination of this Agreement, either party may terminate CCEC's engagement hereunder at any time, with or without cause, by giving the other party at least ten (10) days' prior written notice.

5. As compensation for the services to be rendered by CCEC hereunder, the Company agrees to pay CCEC a retainer of one hundred seventy five thousand (175,000) shares of its common stock on the date hereof. In addition to this retainer, the Company will pay CCEC an additional retainer fee of seventy five thousand (75,000) shares of its common stock at such time that the Company delivers eMC's business plan to CCEC. This retainer will be CCEC's full and complete compensation for the services to be rendered hereunder. It is understood that these shares will not be registered, however, the Company will endeavor to register these shares at such other time as it may deem appropriate, or at such time as other shares are registered on any appropriate Registration Statement. It is further understood and agreed that these shares will be subject to a "lock up" agreement and will be released from this "lock up" agreement ratably; 6,9 and 12 months following the completion of a strategic financing of a minimum of $15 million for eMC. In the event the strategic financing does not occur by August 31, 2001, all stock shall be fully released to CCEC from the lock up agreement.

6. In addition to any fees payable hereunder, the Company shall reimburse CCEC and its affiliates promptly upon request for their respective out-of-pocket and incidental expenses, incurred during the term and as a direct result of its engagement hereunder, including the fees and expenses of legal counsel and those of any advisor retained by CCEC. CCEC will bill the Company monthly for such expenses. The Company shall not be obligated to reimburse CCEC for its out-of-pocket and incidental expenses unless CCEC obtains written approval from the Company prior to incurring any such expenses hereunder.

7. The Company and CCEC agree to enter into a mutual indemnification agreement as set forth in the separate letter agreement, dated the date hereof, between CCEC and the Company.

8. Any advice provided by CCEC under this Agreement shall be treated as confidential by the Company and shall not be disclosed or made available to third parties without CCEC's prior written consent.

9. The Company represents and warrants to CCEC that there are no brokers, agents, representatives or other persons which have an interest in compensation paid or payable to CCEC hereunder.

10. The benefits of this Agreement shall, together with the separate indemnity letter, inure to the benefit of respective successors and assigns of the parties hereto and of the indemnified parties hereunder and their successors and assigns and representatives, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns.

11. This Agreement may not be amended or modified except in writing executed by the Company and CCEC and shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

CCEC is delighted to accept this engagement and looks forward to working with you on this assignment. Please confirm that the foregoing correctly sets forth our agreement by signing the enclosed duplicate of this letter in the space provided and returning it, whereupon this letter shall constitute a binding agreement as of the date first above written.

CONTINENTAL CAPITAL & EQUITY CORPORATION



By: /s/ Dodi B. Zirkle
   --------------------------------------
Title: Vice President
      -----------------------------------


Agreed & Accepted:

THE ASHTON TECHNOLOGY GROUP, INC.


By: /s/ Fredric W. Rittereiser
   --------------------------------------
Title: President/CEO
      -----------------------------------